Exhibit 5

                                 PIPER & MARBURY
                                     L.L.P.
                              CHARLES CENTER SOUTH                 WASHINGTON
                             36 SOUTH CHARLES STREET               NEW YORK
                         BALTIMORE, MARYLAND 21201-3018            PHILADELPHIA
                                  410-539-2530                     EASTON
                                FAX: 410-539-0489


                                November 20, 1996



F&M Bancorp
110 Thomas Johnson Drive
Frederick, Maryland 21705

                       Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel for F&M Bancorp, a Maryland corporation (the "Company"), in connection with a Registration Statement on Form S-8 which was filed by the Company under the Securities Act of 1933, as amended, (the "Registration Statement"), and which registers 8,578 shares of the Common Stock of the Company (the "Shares") to be issued pursuant to the exercise of F&M Bancorp Stock Options substituted for Home Federal Corporation Stock Options granted under the Home Federal Corporation 1988 Stock Option and Stock Appreciation Rights Plan (the "Substitute Options").

         In our capacity as counsel for the Company, we have examined the Registration Statement (and all amendments thereto), the Charter and By-Laws of the Company, the Substitute Options, the proceedings of the Board of Directors of the Company relating to the issuance of the Shares pursuant to the exercise of the Substitute Options, a Certificate of the Secretary of the Company dated November 15, 1996, and such other statutes, certificates, instruments and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and all public records reviewed are accurate and complete. As to factual matters, we have relied on the Certificate of the Secretary and have not independently verified the matters stated therein. We

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assume  that the Company  will have at the time of  exercise of each  Substitute
Option at least that number of authorized but unissued shares of Common Stock of the Company equal to the number of shares then being exercised under such option.

         Based upon the foregoing, we are of the opinion and advise you that the Shares to be issued by the Company pursuant to the exercise of the Substitute Options have been duly and validly authorized and, when issued and delivered as contemplated in the Registration Statement will be validly issued, fully paid, and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm and to our opinion in the Registration Statement.

                                            Very truly yours,

                                            /s/ Piper & Marbury L.L.P.